HOLLYWOOD MEDIA CORP. REPORTS 2013 FIRST QUARTER RESULTS

BOCA RATON, Fla., May 14, 2013 – Hollywood Media Corp. (Nasdaq: HOLL) today reported financial results for the first quarter ended March 31, 2013.

On a continuing operations basis, which includes the contribution from Tekno Books, the Company’s 100% owned subsidiary under the Intellectual Property division, net revenues for the 2013 first quarter were $0.1 million compared to $0.2 million in the prior-year period.

Loss from continuing operations for the 2013 first quarter was $0.3 million, or $0.01 per share, compared to a loss from continuing operations for the 2012 first quarter of $0.6 million, or $0.03 per share. Net loss, which includes discontinued operations, was $0.3 million, or $0.01 per share, in the 2013 first quarter, compared to net loss of $0.4 million, or $0.02 per share, in the prior-year period.

At March 31, 2013, the Company had cash and cash equivalents of $9.9 million and no debt as compared to cash and cash equivalents of $11.4 million and no debt at December 31, 2012.

The Company repurchased 510,700 shares of Hollywood Media’s common stock for $0.7 million during the first quarter of 2013.

About Hollywood Media Corp.

Hollywood Media Corp. is comprised primarily of an Ad Sales division, an Intellectual Property division, and various financial assets.

Note on Forward-Looking Statements

Statements in this press release may be “forward-looking statements” within the meaning of federal securities laws. The matters discussed herein that are forward-looking statements are based on current management expectations that involve risks and uncertainties that may result in such expectations not being realized. Actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous potential risks and uncertainties, including, but not limited to, the need to manage our growth, our ability to realize anticipated revenues and cost efficiencies, the impact of potential future dispositions or other strategic transactions by Hollywood Media Corp., our ability to develop and maintain strategic relationships, technology risks, the volatility of our stock price, and other risks and factors described in Hollywood Media Corp.’s filings with the Securities and Exchange Commission including our Form 10-K for 2012. Such forward-looking statements speak only as of the date on which they are made.

Attached are the following financial tables:

CONDENSED CONSOLIDATED BALANCE SHEETS

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

Contact:

Investor Relations Department

Hollywood Media Corp.

L. Melheim

ir@hollywoodmedia.com

561-998-8000

HOLLYWOOD MEDIA CORP. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2013	2012
	(unaudited)
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$9,946,831	$11,378,519
Prepaid expenses	688,016	329,915
Other receivables	74,885	75,105
Notes receivable, current	1,466,253	1,375,545
Related party receivable	30,929	37,287
Current portion of deferred compensation	430,000	430,000
Total current assets	12,636,914	13,626,371

PROPERTY AND EQUIPMENT, net	299,034	240,645
INVESTMENTS IN AND ADVANCES TO UNCONSOLIDATED INVESTEES	138,222	138,384
INTANGIBLE ASSETS, net	6,574	8,683
GOODWILL	6,200,000	6,200,000
OTHER ASSETS	727,982	727,982
NOTES RECEIVABLE, less current portion	4,320,322	4,455,106
WARRANT	700,000	700,000
DEFERRED COMPENSATION, less current portion	411,151	518,651
TOTAL ASSETS	$25,440,199	$26,615,822

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable	$612,814	$414,123
Accrued expenses and other	677,321	1,036,788
Deferred revenue	108,169	111,669
Current portion of capital lease obligations	18,510	16,255
Total current liabilities	1,416,814	1,578,835

CAPITAL LEASE OBLIGATIONS, less current portion	32,295	2,152
OTHER DEFERRED LIABILITY	258	355
DEFERRED REVENUE	9,000	14,000
DERIVATIVE LIABILITIES	60,000	60,000
TOTAL LIABILITIES	1,518,367	1,655,342

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY:
Preferred Stock, $.01 par value, 1,000,000 shares authorized; none outstanding	-	-
Common stock, $.01 par value, 100,000,000 shares authorized; 22,651,766 and 23,162,466
shares issued and outstanding at March 31, 2013 and December 31, 2012, respectively	226,518	231,625
Additional paid-in capital	292,847,044	293,591,903
Accumulated deficit	(269,151,730)	(268,863,048)
Total shareholders' equity	23,921,832	24,960,480
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$25,440,199	$26,615,822

HOLLYWOOD MEDIA CORP. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	THREE MONTHS ENDED MARCH 31,
	2013	2012

NET REVENUES	$81,059	$176,834

OPERATING COSTS AND EXPENSES
Editorial, production, development and technology	57,498	125,104
Selling, general and administrative	941,044	504,846
Payroll and benefits	431,246	398,721
Depreciation and amortization	21,134	37,594

Total operating costs and expenses	1,450,922	1,066,265

Loss from operations	(1,369,863)	(889,431)

(LOSSES) EARNINGS OF UNCONSOLIDATED INVESTEES	(152)	71,797

OTHER INCOME (EXPENSE):
Interest, net	493,300	253,037
Accretion of discount, net of allowance for uncollectability	610,479	-
Other, net	538	(33,877)
Total other income	1,104,317	219,160

Loss from continuing operations before income taxes	(265,698)	(598,474)
Income tax (expense)	(22,984)	-
Loss from continuing operations	(288,682)	(598,474)

Gain on sale of discontinued operations, net of income taxes	-	197,517
Loss from discontinued operations	-	(11,582)

Income from discontinued operations	-	185,935

Net loss	$(288,682)	$(412,539)

Basic and diluted income (loss) per common share
Continuing operations	$(0.01)	$(0.03)
Discontinued operations	-	0.01
Total basic and diluted net loss per share	$(0.01)	$(0.02)

Weighted average common and common equivalent shares
outstanding - basic and diluted	22,776,185	23,179,066